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                                  EXHIBIT 10(k)



November 20, 2001


Mr. Alan I. Goldberg
Marlton Technologies, Inc.
2828 Charter Road
Philadelphia, PA 19154

Dear Alan:

Confirming the action of the Board of Directors regarding your Amended Employment Agreement dated December 11, 1992, as amended on January 22, 1996 and January 1, 1998 (collectively, the "Employment Agreement") with Marlton Technologies, Inc., a New Jersey corporation, which has been merged into Marlton Technologies, Inc., a Pennsylvania corporation ("Marlton"), effective on the date of this letter your Employment Agreement is hereby amended (i) to change your title to General Counsel and Corporate Secretary, and (ii) to provide for termination by Marlton with 365 days prior written notice, but in no event prior to December 31, 2002.

The provisions of the Employment Agreement relating to the above subject matter are superseded by this amendment; otherwise, the Employment Agreement shall remain in full force and effect in accordance with its terms, and shall constitute the legal, valid and binding agreement of Marlton.

Very truly yours,
Marlton Technologies, Inc.,                         Agreed to:
   a Pennsylvania corporation

/s/ Robert B. Ginsburg                              /s/ Alan I. Goldberg
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                                                    Alan I. Goldberg






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